UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2011

ETHAN ALLEN INTERIORS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ethan Allen Drive Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (203) 743-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01     Entry into a Material Definitive Agreement.

On March 25, 2011, Ethan Allen Interiors Inc. and its subsidiaries (collectively, “Ethan Allen” or the “Company”) amended its three-year senior secured asset-based revolving credit facility with J.P. Morgan Chase Bank N.A. and Wells Fargo Bank, National Association (the “Amended Facility”).

The Amended Facility provides revolving credit financing of up to $50 million, subject to borrowing base availability, and includes a right for the Company to increase the total facility to $100 million either with existing or additional lenders subject to certain conditions.  The Amended Facility extends the expiration by approximately four years to March 25, 2016, or June 26, 2015 if the Company’s 5.375% long term bonds have not been refinanced.

At the Company’s option, revolving loans under the Amended Facility bear interest at an annual rate of either:

(a)  a London Interbank Offered (“LIBO”) rate plus 2.0% to 2.5%, based on the average availability, or
(b)  the higher of (i) a prime rate, (ii) the federal funds effective rate plus 0.50%, or (iii) a LIBO rate plus 1.0% plus, in each case, an additional 1.0% to 1.5%, based on average availability.

The Company will pay a commitment fee of 0.25% per annum on the unused portion of the Amended Facility and participation fees on issued letters of credit at an annual rate of 1.0% to 2.5%, based on the average availability and the letter of credit type.

 If the average monthly availability is less than the greater of (i) 12.5% of the aggregate commitment and (ii) $6.3 million, the Company is required to meet a fixed charge coverage ratio financial covenant which may not be less than 1 to 1 for any period of four consecutive fiscal quarters. Certain payments are restricted if the availability of the collateral supporting the facility falls below $10 million or 20% of the facility size.

ITEM 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

SECTION 7 – REGULATION FD

ITEM 7.01     Regulation FD Disclosure

On March 25, 2011, Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) issued a press release setting forth comments on the Amended Facility. A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press release dated March 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.

Date:	March 25, 2011	By:	/s/ David R. Callen
David R. Callen
Vice President, Finance and Treasurer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated March 25, 2011